Exhibit 99.1

Zynex Announces First Quarter 2013 Financial Results

LONE TREE, Colo. – May 8, 2013—Zynex, Inc. (OTCQB: ZYXI), a provider and developer of non-invasive medical devices for electrotherapy and stroke rehabilitation, neurological diagnosis and cardiac monitoring, announces its first quarter 2013 financial results.

The Company’s net revenue decreased 14% to $7,668,000 for the three months ended March 31, 2013 from $8,944,000 for the three months ended March 31, 2012. The Company’s first quarter revenue was driven primarily by its Zynex Medical, electrotherapy subsidiary.

The Company reported a gross profit of $5,477,000, or 71% of net revenue, for the first three months of 2013, as compared to a gross profit of $7,131,000, or 80% of net revenue, for the first three months of 2012. The decrease in the Company’s first quarter 2013 gross profit percentage, as compared to the comparable period in 2012, was primarily a result of the lower sales volume for the period, as the Company had less net revenue to cover fixed manufacturing costs.

The Company reported Selling, General and Administrative (SG&A) expenses of $5,833,000, or 76% of net revenue for the first quarter of 2013, as compared to $6,645,000, or 74% of net revenue for the first quarter of 2012. Decreases in the Company’s SG&A expenses during the first quarter of 2013 as compared to the comparable period in 2012, were primarily attributable to reductions in sales and marketing expenses (related to lower sales commissions based on the decrease in net revenue and headcount reductions). The Company reduced SG&A expenses by $1,199,000, or 17% during first quarter of 2013, as compared to the fourth quarter of 2012, as a result of an ongoing effort to reduce expenses. The Company generated a first quarter 2013 loss from operations of $356,000, loss before income taxes of $492,000 and net loss attributable to Zynex, Inc. of $304,000, or $0.01 net loss per share, versus a first quarter 2012 income from operations of $486,000, income before income taxes of $393,000 and net income of $320,000, or $0.01 net income per share.

Thomas Sandgaard, CEO stated: “During the first quarter of 2013, we encountered industry challenges, specifically related to health care reform and business seasonality that affected demand in our core business, Zynex Medical. We believe uncertainty exists at the medical practitioner level related to changes in health care, which have delayed orders for our Zynex Medical business. In an effort to minimize the impact of these challenges, we made modifications to our direct sales force within our Zynex Medical business, including reducing the number of non-performing sales employees, modifying sales compensation packages and increasing the level of sales force training as it relates to health care reform. These efforts helped to reduce our overall selling, general and administrative costs for the first quarter of 2013 (resulting in a $1,199,000 expense savings over the fourth quarter of 2012), but also impacted the amount of orders that were received, contributing to a decrease in net revenue for the period. The first quarter of every year also presents a high degree of seasonality due to insurance ‘resets’ of patient deductibles, which tends to slow reimbursement and orders for our Zynex Medical business. We believe the impact from these changes is short-term and that our overall position in the electrotherapy market remains strong.”

Thomas Sandgaard, CEO added: “We continue investing in our other divisions, which are capital goods and service based where revenues are much less dependent on insurance reimbursement. In Zynex NeuroDiagnostics, we began aggressively expanding our sales force and recently entered into a sales and marketing agreement with NeuroVirtual, which allows Zynex NeuroDiagnostics to distribute electroencephalography (EEG) and sleep diagnostic products in the US. In the Zynex Monitoring division, our blood volume monitoring device is making good progress in clinical trials, and pending regulatory approval, a late 2013 release is possible. We are also making investments in the Zynex Billing and Consulting division where we expect incremental “service based” revenue going forward. Thus, we believe our investments in these new divisions serve to diversify our product mix and further reduce our dependency on insurance reimbursement, with the end goal of delivering steady revenue and profit growth for the years ahead.”

Outlook:

The Company anticipates net revenues of between $38 million and $42 million for 2013 and net income per diluted share of between $0.04 and $0.08 for 2013.

Conference Call and Webcast Information:

Zynex, Inc. will host a conference call and webcast at 9:00 a.m. MST (11:00 a.m. EST) today to discuss its first quarter 2013 results. Please note questions can only be submitted via the webcast user interface. Parties without access to the internet may join the presentation in listen only mode by dialing the toll free number provided below.

Webcast Information- http://www.visualwebcaster.com/event.asp?id=93823

Conference Call Information- 888-427-9411, pass-code 7209512

Highlights from the quarter ended March 31, 2013 consolidated financial statements:

(unaudited, amounts in thousands, except per share amounts)

	Quarter Ended March 31,
	2013	2012
Net revenue	$7,668	$8,944
Gross profit	5,477	7,131
(Loss) income from operations	(356)	486
(Loss) income before income taxes	(492)	393
Net (loss) income	(310)	320
Adjusted EBITDA (1)	(168)	682
Net (loss) income per share—diluted	$(0.01)	$0.01
Weighted average number of common shares outstanding—diluted	31,148,234	31,037,417

(1)	Reconciliation of unaudited U.S. Generally Accepted Accounting Principles (GAAP) Net (loss) income to Adjusted Earnings Before Interest Taxes Depreciation, and Amortization (Adjusted-EBITDA)

	Quarter Ended March 31,
	2013	2012
Net (loss) income attributable to Zynex, Inc.	$(304)	$320
Interest expense	130	93
Income tax (benefit) expense	(182)	73
Depreciation and amortization	241	225
Change in the value of contingent consideration	4	—
Deferred rent	(93)	(75)
Stock-based compensation expense	36	46

Adjusted EBITDA	$(168)	$682

About Zynex

Zynex (founded in 1996), operates under three primary business segments; Zynex Medical, Zynex NeuroDiagnostics and Zynex Monitoring Solutions. Zynex Medical engineers, manufactures, markets and sells its own design of electrotherapy medical devices for electrotherapy, used for pain management and rehabilitation. Zynex Medical’s product lines are fully developed, FDA-cleared and commercially sold world-wide. Zynex NeuroDiagnostics, sells the company’s proprietary NeuroMove device designed to help stroke and spinal cord injury patients and is currently expanding into markets for EMG, EEG, sleep pattern, auditory and nerve conductivity neurological diagnosis devices through product development and acquisitions. Zynex Monitoring Solutions, currently in the development stage, was established to develop and market medical devices for non-invasive cardiac monitoring.

For additional information, please visit: http://www.ir-site.com/zynex/default.asp.

Safe Harbor Statement

Certain statements in this release are “forward-looking” and as such are subject to numerous risks and uncertainties. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain additional capital in order to grow our business, our ability to engage additional sales representatives, the success of such additional sales representatives, the need to obtain FDA clearance and CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement from insurance companies for products sold or rented to our customers, acceptance of our products by health insurance providers, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the uncertain outcome of pending material litigation and other risks described in our filings with the Securities and Exchange Commission including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012.

Contact: Zynex, Inc. Anthony Scalese, CFO, 303-703-4906

ZYNEX, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2013	December 31, 2012
	(UNAUDITED)
ASSETS
Current Assets:
Cash	$681	$823
Accounts receivable, net	11,234	12,224
Inventory	6,324	6,160
Prepaid expenses	256	243
Deferred tax assets	1,855	1,855
Other current assets	228	57

Total current assets	20,578	21,362
Property and equipment, net	3,519	3,851
Deposits	170	171
Deferred financing fees, net	85	98
Intangible assets, net	188	203
Goodwill	251	251

Total assets	$24,791	$25,936

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$6,602	$5,906
Current portion of notes payable and other obligations	151	144
Accounts payable	1,675	2,057
Income taxes payable	1,003	1,430
Accrued payroll and payroll taxes	934	899
Deferred rent	390	371
Current portion of contingent consideration	21	21
Other accrued liabilities	524	1,265

Total current liabilities	11,300	12,093
Notes payable and other obligations, less current portion	144	114
Deferred rent	673	785
Deferred tax liabilities	786	786
Warranty liability	20	20
Contingent consideration, less current portion	87	83

Total liabilities	13,010	13,881

Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 31,148,234 shares issued and outstanding at March 31, 2013, and December 31, 2012.	31	31
Paid-in capital	5,489	5,453
Retained earnings	6,262	6,566

Total Zynex, Inc. stockholders’ equity	11,782	12,050
Noncontrolling interest	(1)	5

Total stockholders’ equity	11,781	12,055

Total liabilities and stockholders’ equity	$24,791	$25,936

ZYNEX, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended March 31,
	2013	2012
Net revenue:
Rental	$1,679	$2,062
Sales	5,989	6,882

	7,668	8,944

Cost of revenue:
Rental	301	258
Sales	1,890	1,555

	2,191	1,813

Gross profit	5,477	7,131
Selling, general and administrative expense	5,833	6,645

(Loss) income from operations	(356)	486

Other expense:
Interest expense	(130)	(93)
Other expense	(6)	—

	(136)	(93)

(Loss) income before income tax	(492)	393
Income tax benefit (expense)	182	(73)

Net (loss) income	(310)	320
Plus: Net loss – noncontrolling interest	6	—

Net (loss) income – attributable to Zynex, Inc.	$(304)	$320

Net (loss) income per share:
Basic	$(0.01)	$0.01

Diluted	$(0.01)	$0.01

Weighted average number of common shares outstanding:
Basic	31,148,234	30,881,770

Diluted	31,148,234	31,037,417

ZYNEX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

	Three months ended March 31,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(310)	$320
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	213	213
Change in the value of contingent consideration	4	—
Provision for losses on uncollectible accounts receivable	136	63
Amortization of intangible assets	15	—
Amortization of financing fees	13	12
Provision for obsolete inventory	17	—
Deferred rent	(93)	(75)
Employee stock-based compensation expense	37	46
Deferred tax expense	—	19
Changes in operating assets and liabilities, net of business acquisition (in 2012):
Accounts receivable	854	(721)
Inventory	(181)	(995)
Prepaid expenses	(13)	(11)
Deposit and other current assets	(170)	24
Accounts payable	(382)	335
Accrued liabilities	(706)	(47)
Income taxes payable	(427)	47

Net cash used in operating activities	(993)	(770)

Cash flows from investing activities:
Purchases of equipment	(55)	(76)
Change in inventory used for rental	247	(119)
Cash paid for acquisition	—	(145)

Net cash provided by (used in) investing activities	192	(340)

Cash flows from financing activities:
Net borrowings from line of credit	696	1,096
Deferred financing fees	—	(2)
Payments on notes payable and capital lease obligations	(37)	(31)

Net cash provided by financing activities	659	1,063

Net decrease in cash	(142)	(47)
Cash at beginning of period	823	789

Cash at end of period	$681	$742

Supplemental cash flow information:
Interest paid	$113	$62
Income taxes paid (including interest and penalties)	$427	$65
Supplemental disclosure of non-cash investing and financing activities:
Common stock issuances for business acquisition	$—	$158
Increase in accounts payable for business acquisition	$—	$100
Increase in contingent consideration for business acquisition	$—	$135
Equipment acquired through capital lease	$72	$—